Exhibit 5.2

45 Fremont Street, Suite 3000 San Francisco, California 94105 Phone: 415.362.2580

November 6, 2025

Board of Directors

Cheer Holding, Inc.

19F, Block B, Xinhua Technology Building

No. 8 Tuofangying South Road

Jiuxianqiao, Chaoyang District

Beijing China 100016

Ladies and Gentlemen:

We act as United States counsel to Cheer Holding, Inc., an exempted company with limited liability incorporated and registered under the laws of Cayman Islands (the “Company”), in connection with the preparation and filing of a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) to the Company’s Registration Statement on Form F-3 (File No. 333-279221) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on May 5, 2024, and amended on June 24, 2024, July 22, 2024 and August 16, 2024, together with the related base prospectus therein (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) and declared effective on September 12, 2024, relating to the issuance and sale of up to (a) 187,500,000 Class A ordinary shares of a par value of US$0.001 of the Company (each a “Class A Ordinary Share” and collectively, the “Class A Ordinary Shares”), or in lieu thereof (sales of which would reduce the number of Class A Ordinary Shares that the Company is offering on a one-for-one bases), a pre-funded warrant to purchase one Class A Ordinary Share at an exercise price of US$0.001 per Class A Ordinary Share (each a “Pre-Funded Warrant”, and collectively, the “Pre-Funded Warrants”); and (b) all Class A Ordinary Shares that may be issued upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” together with the Class A Ordinary Shares, the “Securities”), pursuant to that certain securities purchase agreement between the Company and each purchaser party thereto (the “Securities Purchase Agreement”), substantially in the form attached as Exhibit 10.1 to the Company’s Report of Foreign Private Issuer on Form 6-K to be filed on the date hereof with the Commission (the “Form 6-K). The Company has retained Univest Securities, LLC to act as exclusive placement agent (the “Placement Agent”) pursuant to a placement agency agreement substantially in the form attached as Exhibit 10.2 to the Form 6-K (the “Placement Agency Agreement”) to use its reasonable best efforts to arrange for the sale of the Securities.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA
MARYLAND • MASSACHUSETTS • MINNESOTA • MISSISSIPPI • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA
OHIO • OREGON • PENNSYLVANIA • RHODE ISLAND • TENNESSEE • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

Cheer Holding, Inc.

November 6, 2025

With the permission of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company, we have relied solely on their opinion of counsel dated November 6, 2025, with respect to the due authorization of the Pre-Funded Warrants under Cayman Islands law.

In addition, we have assumed that (a) each of the Securities Purchase Agreement, the Pre-Funded Warrants and the Placement Agency Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, other than the Company, (b) the Placement Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Placement Agency Agreement and that the Placement Agency Agreement will be a valid and binding obligation of the Placement Agent, (c) there will not have occurred, prior to the date of the issuance of the Pre-Funded Warrant Shares: (i) any change in law affecting the validity or enforceability of the Pre-Funded Warrants or (ii) any amendments to the Transaction Documents, (d) at the time of the issuance and sale of the Securities: (i) the Company is validly existing and in good standing under the law of the Cayman Islands, (ii) the Company has not amended its memorandum and articles of association, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and (iv) the Company will receive consideration in excess of par value for the issuance of the Class A Ordinary Shares and Pre-Funded Warrant Shares, (e) the Registration Statement remains effective, and the Prospectus, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (f) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement and Prospectus; and (g) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that the Pre-Funded Warrants have been duly authorized and, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Prospectus and the Securities Purchase Agreement, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality. In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law, consent to jurisdiction and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury or defense; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct. No opinion is expressed herein as to compliance with or the effect of federal or state securities or blue-sky laws.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Cheer Holding, Inc.

November 6, 2025

The opinions expressed herein are limited exclusively to (i) the federal laws of the United States of America, and (ii) the laws of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Lewis Brisbois Bisgaard & Smith LLP LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com